Exhibit 10.4.2

SYNPLICITY, INC.

2000 DIRECTOR STOCK PLAN

(as amended and restated March 2007)

1. Purposes of the Plan. The purposes of this 2000 Director Stock Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

The Plan permits the grant of Options and Restricted Stock Units. All options granted hereunder shall be Nonstatutory Stock Options.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Plan in accordance with Section 4.

(b) “Annual Option Grant” shall mean an Award of Options granted annually to an Outside Director who meets the specified criteria pursuant to Section 5(c) of the Plan.

(c) “Annual RSU Grant” shall mean an Award of Restricted Stock Units granted annually to an Outside Director who meets the specified criteria pursuant to Section 5(c) of the Plan.

(d) “Applicable Laws” shall mean the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e) “Award” shall mean, individual or collectively, a grant under the Plan of Options or Restricted Stock Units.

(f) “Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) “Common Stock” shall mean the common stock of the Company.

(j) “Company” shall mean Synplicity, Inc., a California corporation.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean total and permanent disability as defined in section 22(e)(3) of the Code.

(m) “Employee” shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(p) “Initial Option Grant” shall mean an Award of Options granted to an Outside Director who meets the specified criteria pursuant to Section 5(b) of the Plan.

(q) “Initial RSU Grant” shall mean an Award of Restricted Stock Units granted to an Outside Director who meets the specified criteria pursuant to Section 5(b) of the Plan.

(r) “Inside Director” shall mean a Director who is an Employee.

(s) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t) “Option” shall mean a stock option granted pursuant to the Plan.

(u) “Optioned Stock” shall mean the Common Stock subject to an Option.

(v) “Optionee” shall mean a Director who holds an Option.

(w) “Outside Director” shall mean a Director who is neither an Employee nor a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company.

(x) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” shall mean the holder of an outstanding Award, including an Optionee.

(z) “Plan” shall mean this 2000 Director Stock Plan.

(aa) “Restricted Stock Unit” or “RSU” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, and granted to a Participant pursuant to Section 7 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(bb) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

(cc) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be granted as Restricted Stock Units or optioned and sold pursuant to an Option under the Plan is 250,000 Shares (the “Pool”) (the Shares may be authorized, but unissued, or reacquired Common Stock), together with an annual increase to the number of Shares reserved thereunder on the first day of the Company’s fiscal year, beginning with January 1, 2001, equal to the lesser of (i) 100,000 Shares, (ii) 0.15% of the outstanding Shares of Common Stock on the last day of each prior fiscal year or (iii) such amount as determined by the Board.

If an outstanding Award expires or is terminated or cancelled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited, the Shares allocable to the terminated portion of such Award or such forfeiture of Shares shall again become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration. The Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion: (i) to determine the Fair Market Value; (ii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to make such other determinations and take such other actions as permitted under the Plan; and (v) to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Awards Generally.

(a) Limitations. Awards may be granted only to Outside Directors. All grants of Awards hereunder shall be automatic and nondiscretionary, except as otherwise provided herein, and shall be made strictly in accordance with the terms set forth in this Section and Sections 6 and 7 hereof. The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time. No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by such Awards (except as provided in Sections 5(e) and 11).

(b) Initial Grants. Each Outside Director shall be automatically granted an Initial Option Grant and an Initial RSU Grant as described in Sections 6(a)(i) and 7(a)(i), respectively, below, on the date on which the later of the following events occurs: (A) the effective date of this Plan, as determined in accordance with Section 8 hereof; or (B) the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive an Initial Option Grant or an Initial RSU Grant. An Outside Director who has previously received a stock option or restricted stock unit grant from the Company shall not receive an Initial Option Grant or an Initial RSU Grant.

(c) Annual Grants. Each Outside Director shall, on May 1st of each year, commencing in 2001, be automatically granted an Annual Option Grant and an Annual RSU Grant as described in Sections 6(a)(ii) and 7(a)(ii), respectively, below; provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(d) Shares. In the event that any Award granted under the Plan would cause the number of Shares subject to outstanding Awards plus the number of Shares previously granted under the Plan to exceed the Pool, then the remaining Shares available for grants of Awards shall be granted to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation, expiration or forfeiture of Awards previously granted hereunder.

(e) Amendment. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Plan for Awards granted on or after the date the Administrator determines to make any such change or revision, including, without limitation, the types of Awards granted, the number of Shares subject to such Awards, the vesting schedule and the exercise or purchase price thereof. The Administrator shall determine from time to time whether other service by Directors on committees of the Board not covered by the Plan warrants grants of

Awards for such service, and shall have the power and authority to modify the Plan from time to time to establish non-discretionary, automatic award grants to be made to such committee members on such terms and at such times as the Administrator shall determine.

6. Options.

(a) Grants.

(i) Initial Option Grant. Each Outside Director shall automatically be granted an Option to purchase 40,000 Shares on the terms and conditions set forth above in Section 5(b).

(ii) Annual Option Grant. Each Outside Director shall automatically be granted an Option to purchase 10,000 Shares on the terms and conditions set forth above in Section 5(c).

(iii) Additional Option Grants. Subject to the terms and provisions of the Plan and pursuant to Section 5(e), the Administrator may add additional Awards of Options in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Option Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the vesting criteria, the number of Shares covered by the Award, the applicable vesting schedule, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Terms. The terms of each Option granted hereunder shall be as follows:

(i) The term shall be ten (10) years.

(ii) Each option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 9 and 11 hereof.

(iii) The exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of such Option.

(iv) Subject to Section 11 hereof, the Initial Option Grant shall become exercisable as to 1/4th of the Shares subject to the Initial Option Grant on the one (1)-year anniversary of the date of grant, and as to 1/48th of the Shares subject to the Initial Option Grant at the end of each month thereafter, so that the Initial Option Grant shall be fully exercisable four (4) years after its date of grant, provided that the Optionee continues to serve as a Director on such dates, and the Annual Option Grant shall become exercisable cumulatively with respect to 1/48th of the Shares subject to the Annual Option Grant at the end of each month after the date of grant, so that the Annual Option Grant shall be fully exercisable four (4) years after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(v) Notwithstanding the provisions of this Section hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 17 hereof.

(d) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

(e) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth herein; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 17 hereof has been obtained. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 6(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Restricted Stock Units.

(a) Grant.

(i) Initial RSU Grant. Each Outside Director shall automatically be granted [            ] Restricted Stock Units on the terms and conditions set forth above in Section 5(b)[; provided, however, that the number of Restricted Stock Units constituting the Initial RSU Grant shall be reduced, if necessary, such that the Fair Market Value of the Initial RSU Grant does not exceed $            ].

(ii) Annual RSU Grant. Each Outside Director shall automatically be granted [            ] Restricted Stock Units on the terms and conditions set forth above in Section 5(c)[; provided, however, that the number of Restricted Stock Units constituting the Annual RSU Grant shall be reduced, if necessary, such that the Fair Market Value of the Annual RSU Grant does not exceed $            ].

(iii) Additional RSU Grants. Subject to the terms and provisions of the Plan and pursuant to Section 5(e), the Administrator may change or add additional Awards of Restricted Stock Units in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the vesting criteria, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Vesting. Subject to Section 11 hereof, the Initial RSU Grant shall vest and become payable as to 1/4th of the Shares subject to the Initial RSU Grant on the one (1)-year anniversary of the date of grant, and as to 1/48th of the Shares subject to the Initial RSU Grant at the end of each month thereafter, so that the Initial RSU Grant shall be fully vested and become payable in full four (4) years after its date of grant, provided that the Participant continues to serve as a Director on such dates, and the Annual RSU Grant shall vest and become payable as to 1/48th of the Shares subject to the Annual RSU Grant at the end of each month after the date of grant, so that the Annual RSU Grant shall be fully vested and become payable in full four (4) years after its date of grant, provided that the Participant continues to serve as a Director on such dates.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. Restricted Stock Units shall be settled in Shares, on a one unit for one Share basis.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

8. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan; provided, however, the Plan shall not become effective until the effective date of the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

9. Effect of Termination of Board Service on Awards.

(a) Termination of Continuous Status as a Director. Subject to Section 11 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. Unvested Restricted Stock Units held by a Director on the date of such termination shall be forfeited.

(b) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. Unvested Restricted Stock Units held by a Director on the date of such termination shall be forfeited.

(c) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate. Unvested Restricted Stock Units held by a Director on the date of such termination shall be forfeited.

10. Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

11. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the exercise price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 5 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent equity-based incentives may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent equity-based incentive shall continue to be exercisable as provided in Sections 6 and 7 hereof for so long as the Participant serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Participant’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, the assumed Award or replacement or substitute equity-based incentive shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the assumed Award or replacement or substitute equity-based incentive shall remain exercisable in accordance with Sections 9(a) through (c) above.

If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and upon the expiration of such period the Option shall terminate. If the Successor Corporation does not assume an outstanding grant of Restricted Stock Units or substitute for it an equivalent equity-based incentive, the grant of Restricted Stock Units shall vest immediately prior to the consummation of the applicable transaction.

For the purposes of this Section 11(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

12. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

13. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with Section 5 hereof.

14. Conditions Upon Issuance of Shares. Shares shall not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

17. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.